Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES FIRST QUARTER 2023 RESULTS

•Net sales of $527 million were consistent with the prior year
•Net operating profit increased to $26 million, up $22 million versus the prior year, including a 160 basis point (bp) gross profit rate improvement year-over-year
•Diluted EPS of $0.51 versus $0.09 last year
•Reiterates full-year 2023 earnings outlook of $1.25 to $2.00 per diluted share

MINNEAPOLIS – (April 26, 2023) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended April 1, 2023.

“First quarter performance was consistent with our expectations, reflecting our team’s strong execution in a challenged macro environment with historically low consumer sentiment pressuring demand. After nearly two years of supply disruption, the consistent flow of microchips has enabled us to return to more efficient operations,” said Shelly Ibach, Chair, President and CEO. “Beginning in the second quarter we are executing a sequence of new integrated demand drivers, including our next generation Sleep Number smart beds, lifestyle furniture, and “Sleep Next Level” brand campaign. These ads inspire consumers to unlock their full potential through our smart bed’s life-changing, individualized sleep benefits.”

First Quarter Overview
•Net sales of $527 million were consistent with the prior year, including a 2% comparable sales decline, offset by two percentage points of growth from new stores
•Gross margin increased 160 bp to 58.9% of net sales, including the benefit of pricing actions, improvement in commodity prices and operating efficiencies resulting from a steady flow of microchips
•Operating income of $26 million represented a $22 million increase versus the prior year, including an $8 million gross profit increase and a $14 million reduction in operating expenses year-over-year
•Diluted EPS of $0.51 compared with $0.09 last year

Cash Flows Review
•Generated $19 million in net cash from operating activities in the first quarter, compared with $25 million for the same period last year
•Leverage ratio of 4.0x EBITDAR at the end of the first quarter versus covenant maximum of 5.0x
•Adjusted Return on Invested Capital (ROIC) of 20.4% for the trailing twelve months

Financial Outlook
The company reiterates its outlook for 2023 diluted EPS of $1.25 to $2.00. The 2023 outlook assumes net sales are flat to down mid-single digits versus the prior year and gross margin improves by more than 150 basis points versus 2022. The company expects to generate more than $100 million of operating cash flow for the year and positive free cash flows. The company anticipates 2023 capital expenditures of $50 million to $60 million and is planning no share repurchases under our Board-approved share repurchase program during the year.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces First-quarter 2023 Results - Page 2 of 8
About Sleep Number Corporation
Sleep Number is a wellness technology company. Over 14.5 million people have had their lives improved by our award-winning sleep innovations and are experiencing the physical, mental and emotional benefits of life-changing sleep performance. Our proprietary smart beds combine the physical and digital worlds, integrating exceptional sleep with a highly advanced digital technology platform. This means only Sleep Number can provide a dynamic, adjustable and adaptive sleep experience that effortlessly responds to the needs of each sleeper. Our millions of Smart SleepersSM benefit from their smart bed changing with them, over time; it is unique, like they are.

Our differentiated business model is guided by our purpose to improve the health and wellbeing of society through higher quality sleep. We partner with world-leading sleep and health institutions to bring the power of 19 billion hours of longitudinal sleep data to sleep science and research. Our retail experience meets our consumers whenever and wherever they choose – through online and in-store touchpoints. And our 5,000 mission-driven team members passionately deliver individualized sleep experiences for everyone.

For life-changing sleep, visit one of our 670 stores, our newsroom and investor relations sites, or SleepNumber.com

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s financial outlook for full-year 2023, including diluted EPS, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future economic conditions and consumer sentiment; increases in interest rates, which have increased the cost of servicing the company’s indebtedness; availability of attractive and cost-effective consumer credit options; operating with minimal levels of inventory, which may leave the company vulnerable to supply shortages; Sleep Number’s dependence on, and ability to maintain strong working relationships with key suppliers and third parties; rising commodity costs or third-party logistics costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, geo-political turmoil, war, strikes, labor challenges, government-mandated work closures, outbreaks of pandemics or contagious diseases, and resulting supply shortages and production and delivery delays and disruptions; risks of disruption due to health epidemics or pandemics, such as the COVID-19 pandemic; regional risks related to having global operations and suppliers, including climate and other disasters; the effectiveness of the company’s marketing strategy and promotional efforts; the execution of Sleep Number’s Total Retail distribution strategy; ability to achieve and maintain high levels of product quality; ability to improve and expand Sleep Number’s product line and execute successful new product introductions; ability to prevent third parties from using the company’s technology or trademarks, and the adequacy of its intellectual property rights to protect its products and brand; ability to compete; risks of disruption in the operation of any of the company’s main manufacturing, distribution, logistics, home delivery, product development or customer service operations; the company’s ability to comply with existing and changing government regulation; pending or unforeseen litigation and the potential for associated adverse publicity; the adequacy of the company’s and third-party information systems and costs and disruptions related to upgrading or maintaining these systems; the company’s ability to withstand cyber threats that could compromise the security of its systems, result in a data breach or business disruption; Sleep Number’s ability, and the ability of its suppliers and vendors, to attract, retain and motivate qualified personnel; the volatility of Sleep Number stock; environmental, social and governance (ESG) risks, including increasing regulation and stakeholder expectations; and the company’s ability to adapt to climate change and readiness for legal or regulatory responses thereto. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces First-quarter 2023 Results - Page 3 of 8

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 1, 2023	% of Net Sales	April 2, 2022	% of Net Sales
Net sales	$526,527	100.0%	$527,130	100.0%
Cost of sales	216,262	41.1%	224,832	42.7%
Gross profit	310,265	58.9%	302,298	57.3%
Operating expenses:
Sales and marketing	230,488	43.8%	240,259	45.6%
General and administrative	39,401	7.5%	41,319	7.8%
Research and development	14,443	2.7%	16,305	3.1%
Total operating expenses	284,332	54.0%	297,883	56.5%
Operating income	25,933	4.9%	4,415	0.8%
Interest expense, net	9,102	1.7%	2,127	0.4%
Income before income taxes	16,831	3.2%	2,288	0.4%
Income tax expense	5,366	1.0%	214	0.0%
Net income	$11,465	2.2%	$2,074	0.4%

Net income per share – basic	$0.51		$0.09

Net income per share – diluted	$0.51		$0.09

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,296		22,760
Dilutive effect of stock-based awards	287		831
Diluted weighted-average shares outstanding	22,583		23,591

Sleep Number Announces First-quarter 2023 Results - Page 4 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	April 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,459	$1,792
Accounts receivable, net of allowances of $1,474 and $1,267, respectively	23,288	26,005
Inventories	116,781	114,034
Prepaid expenses	26,986	16,006
Other current assets	39,902	39,921
Total current assets	208,416	197,758
Non-current assets:
Property and equipment, net	194,802	200,605
Operating lease right-of-use assets	398,339	397,755
Goodwill and intangible assets, net	67,565	68,065
Deferred income taxes	11,210	7,958
Other non-current assets	82,477	81,795
Total assets	$962,809	$953,936
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$470,600	$459,600
Accounts payable	160,304	176,207
Customer prepayments	68,542	73,181
Accrued sales returns	24,071	25,594
Compensation and benefits	30,706	31,291
Taxes and withholding	31,647	23,622
Operating lease liabilities	81,383	79,533
Other current liabilities	58,441	60,785
Total current liabilities	925,694	929,813
Non-current liabilities:
Operating lease liabilities	355,556	356,879
Other non-current liabilities	106,606	105,421
Total non-current liabilities	462,162	462,300
Total liabilities	1,387,856	1,392,113
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 22,184 and 22,014 shares issued and outstanding, respectively	222	220
Additional paid-in capital	6,845	5,182
Accumulated deficit	(432,114)	(443,579)
Total shareholders’ deficit	(425,047)	(438,177)
Total liabilities and shareholders’ deficit	$962,809	$953,936

Sleep Number Announces First-quarter 2023 Results - Page 5 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net income	$11,465	$2,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,218	15,870
Stock-based compensation	4,639	4,133
Net loss on disposals and impairments of assets	12	93
Deferred income taxes	(3,252)	(376)
Changes in operating assets and liabilities:
Accounts receivable	2,717	1,216
Inventories	(2,747)	2,432
Income taxes	8,736	1,102
Prepaid expenses and other assets	(11,056)	10,877
Accounts payable	(574)	2,073
Customer prepayments	(4,639)	12,506
Accrued compensation and benefits	(593)	(25,348)
Other taxes and withholding	(711)	3,104
Other accruals and liabilities	(3,634)	(5,198)
Net cash provided by operating activities	18,581	24,558

Cash flows from investing activities:
Purchases of property and equipment	(15,556)	(19,604)
Proceeds from sales of property and equipment	—	10
Net cash used in investing activities	(15,556)	(19,594)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(384)	44,712
Repurchases of common stock	(3,363)	(50,998)
Proceeds from issuance of common stock	389	531
Debt issuance costs	—	(42)
Net cash used in financing activities	(3,358)	(5,797)

Net decrease in cash and cash equivalents	(333)	(833)
Cash and cash equivalents, at beginning of period	1,792	2,389
Cash and cash equivalents, at end of period	$1,459	$1,556

Sleep Number Announces First-quarter 2023 Results - Page 6 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Percent of sales:
Retail stores	87.1%	84.3%
Online, phone, chat and other	12.9%	15.7%
Total Company	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	1%	(14%)
Online, phone and chat	(18%)	5%
Total Retail comparable sales change	(2%)	(11%)
Net opened/closed stores and other	2%	4%
Total Company	0%	(7%)

Stores open:
Beginning of period	670	648
Opened	12	13
Closed	(11)	(8)
End of period	671	653

Other metrics:
Average sales per store ($ in 000's) [1]	$3,239	$3,487
Average sales per square foot [1]	$1,060	$1,167
Stores > $2 million net sales [2]	75%	82%
Stores > $3 million net sales [2]	36%	46%
Average revenue per smart bed unit [3]	$5,848	$4,905

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces First-quarter 2023 Results - Page 7 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net income	$11,465	$2,074	$46,001	$89,186
Income tax expense	5,366	214	17,437	24,947
Interest expense	9,102	2,127	25,960	7,394
Depreciation and amortization	17,991	15,683	68,934	60,943
Stock-based compensation	4,639	4,133	13,729	20,930
Asset impairments	12	103	204	186
Adjusted EBITDA	$48,575	$24,334	$172,265	$203,586

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net cash provided by operating activities	$18,581	$24,558	$30,161	$212,970
Subtract: Purchases of property and equipment	15,556	19,604	65,406	74,958
Free cash flow	$3,025	$4,954	$(35,245)	$138,012

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	April 1, 2023	April 2, 2022
Borrowings under revolving credit facility	$470,600	$413,200
Outstanding letters of credit	7,147	5,947
Finance lease obligations	392	509
Consolidated funded indebtedness	$478,139	$419,656
Capitalized operating lease obligations [1]	669,559	629,624
Total debt including capitalized operating lease obligations (a)	$1,147,698	$1,049,280

Adjusted EBITDA (see above)	$172,265	$203,586
Consolidated rent expense	111,593	104,937
Consolidated EBITDAR (b)	$283,858	$308,523
Net Leverage Ratio under revolving credit facility (a divided by b)	4.0 to 1.0	3.4 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2023 Results - Page 8 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	April 1, 2023	April 2, 2022
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$89,398	$121,527
Add: Operating lease interest [1]	26,487	24,907
Less: Income taxes [2]	(29,674)	(34,753)
Adjusted NOPAT	$86,211	$111,681

Average adjusted invested capital
Total deficit	$(425,047)	$(469,213)
Add: Long-term debt [3]	470,991	413,709
Add: Operating lease obligations [4]	436,939	412,574
Total adjusted invested capital at end of period	$482,883	$357,070

Average adjusted invested capital [5]	$423,287	$348,804

Adjusted ROIC [6]	20.4%	32.0%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 25.6% and 23.7% for April 1, 2023 and April 2, 2022, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - the Company's adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. The Company updated its Adjusted ROIC calculation effective beginning with the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842. The prior period has been updated to reflect this calculation.
GAAP - generally accepted accounting principles in the U.S.